UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 5, 2007

Quest Software, Inc.

(Exact name of registrant as specified in its charter)

California	000-26937	33-0231678
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Polaris Way, Aliso Viejo, California	92656
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 754-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 5, 2007, Quest Software, Inc. (“Quest”) received a Nasdaq Staff Determination letter indicating that Quest is not in compliance with the continued listing requirement set forth in Nasdaq Marketplace Rule 4310(c)(14). The letter was issued in accordance with Nasdaq procedures when Quest did not file its Annual Report on Form 10-K for the year ended December 31, 2006 on or before the SEC’s filing deadline.

As previously disclosed, Quest received similar Nasdaq Staff Determination letters when Quest did not file its quarterly reports on Form 10-Q for the quarters ended June 30, 2006 and September 30, 2006 on a timely basis. Quest has submitted a request for continued listing and additional time within which to complete the necessary SEC filings to the Nasdaq Listing and Hearing Review Council.

The press release issued by Quest announcing receipt of the notice is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release issued by Quest Software, Inc. on March 9, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEST SOFTWARE, INC.

Date: March 9, 2007

	By:	/s/ J. Michael Vaughn
J. Michael Vaughn
Vice President, General Counsel

EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description
99.1	Press release issued by Quest Software, Inc. on March 9, 2007.